UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 24, 2014

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

See the description of the Bonus Plan (as defined below) in Item 5.02, which is incorporated into this Item 1.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2014, the Board of Directors (the “Board”) of Monotype Imaging Holdings Inc. (the “Company”) appointed Gay Warren Gaddis to serve on the Board, effective immediately, as a Class I Director of the Company, to serve in such capacity until the annual meeting of the Company’s stockholders in 2016 or until her earlier resignation, death or removal.

For her services as a director of the Company, Ms. Gaddis will be compensated consistent with the Company’s current compensation arrangements for its non-employee directors described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 16, 2013. Ms. Gaddis was not appointed to any committees of the Company’s Board.

There are no arrangements or understandings between Ms. Gaddis and any other persons pursuant to which she was appointed as a member of the Company’s Board. There are no family relationships between Ms. Gaddis and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Gaddis and the Company.

A copy of the press release announcing the appointment of Ms. Gaddis to the Company’s Board is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

On February 24, 2014, the Management Development and Compensation Committee of the Company’s Board (the “Compensation Committee”) approved the Company’s Executive Incentive Bonus Plan (the “Bonus Plan”) and established awards that may be earned under the Bonus Plan by the Company’s named executive officers, and other officers approved by the Compensation Committee for participation in the Bonus Plan (each, a “Participant”). A Participant may receive a cash bonus payment under the Bonus Plan based upon the attainment of performance targets that are established by the Board or the Compensation Committee and may relate to financial measures with respect to the Company, as well as individual performance goals (collectively, the “Performance Goals”) and a Participant’s overall performance. No cash bonuses under the Bonus Plan shall be paid to Participants unless and until the Board or the Compensation Committee makes a determination with respect to the attainment of the Performance Goals. The Board and the Compensation Committee retain the right to amend, alter or terminate the Bonus Plan at any time. The above description of the Bonus Plan is a summary and is qualified in its entirety by the Bonus Plan itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

*    *    *

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Monotype Imaging Holdings Inc. Executive Incentive Bonus Plan

99.1	Press release issued by Monotype Imaging Holdings Inc. on February 26, 2014, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

February 26, 2014	By:	/s/ Douglas J. Shaw
Douglas J. Shaw
President and Chief Executive Officer